Execution Copy

AMENDMENT 1

TO

CUSTODIAN AGREEMENT

THIS AMENDMENT is made as of the 10th day of August, 2017 modifies the CUSTODIAN AGREEMENT ("Agreement"), effective on July 18, 2017, by and between each management investment company identified on Appendix A and each management investment company which becomes a party to the Agreement (in each case, a "Fund"), acting in respect of each series of each such Fund identified on Appendix A and each series which becomes a party to this Agreement, and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian").

WITNESSETH:

WHEREAS the parties wish to amend the Agreement to delete and replace Appendix A

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.SECTION 22. NOTICES. Is hereby deleted in its entirety and replaced as follows:

SECTION 22. NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	[USAA ETF TRUST] ON BEHALF OF [PORTFOLIO]
9800 Fredericksburg Road, A03W
San Antonio, TX 78288
Attention: Bob Galindo, Assistant Treasurer
Telephone: 210-498-7261
Telecopy: 210-498-7819
To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Channel Center
One Iron Street
Boston, MA 02171
Attention: Gregory V. Nikiforow, Vice President
Telephone: (617) 662-9085

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or

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telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

2.Appendix A is hereby deleted in its entirety and replaced as set forth in Appendix A attached hereto.

3.Except as amended hereby, the Agreement shall remain in full force and effect.

4.This Amendment may be executed in counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above written.

EACH OF THE MANAGEMENT INVESTMENT		SIGNATURE ATTESTED TO BY:
COMPANIES AND SERIES SET FORTH ON
APPENDIX A HERETO, SEVERALLY AND NOT JOINTLY
By:	/s/ James De Vries	By:	/s/ Anthony D'Angelo
Name: James De Vries		Name: Anthony D'Angelo
Title:	Assistant Treasurer	Title:	Senior Supply Chain Manager

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

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APPENDIX A

USAA ETF Trust on behalf of its Portfolios,

USAA MSCI USA Value Momentum Blend Index ETF

USAA MSCI USA Small Cap Value Momentum Blend Index ETF

USAA MSCI International Value Momentum Blend Index ETF

USAA MSCI Emerging Markets Value Momentum Blend Index ETF

USAA Core Short-Term Bond ETF

USAA Core Intermediate-Term Bond ETF

For purposes of this Agreement, particularly Sections 2.4A and 10, as it relates to the Portfolios listed, references to Exchange shall mean NYSE Arca, Inc.

State Street: Limited Access

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